Exhibit 99.1

Orchestra BioMed Announces Appointment of Former Medtronic SVP of Corporate Development Christopher Cleary to Board of Directors

•	Medical device industry veteran brings over three decades of expertise in M&A, as well as structured research and development (“R&D”) collaborations aligned with Orchestra BioMed’s partnership-enabled business model
•	Mr. Cleary previously served as Senior Vice President (“SVP”) of Corporate Development at Medtronic plc (NYSE: MDT) (“Medtronic”), where he played a key role in establishing the strategic collaboration between Orchestra BioMed and Medtronic for atrioventricular interval modulation (“AVIM”) therapy in hypertension with increased cardiovascular risk
•	Eric A. Rose, M.D. to transition from Board Member to Board Member Emeritus and Strategic Advisor, continuing to provide invaluable expertise and guidance to Orchestra BioMed

NEW HOPE, PA, February 5, 2025 (GLOBE NEWSWIRE) -- Orchestra BioMed Holdings, Inc. (Nasdaq: OBIO, “Orchestra BioMed” or the “Company”), a biomedical company accelerating high-impact technologies to patients through risk-reward sharing partnerships, today announced the appointment of Christopher Cleary to its Board of Directors as an independent member, effective as of January 30, 2025. Mr. Cleary brings over three decades of experience in corporate development, mergers, acquisitions, strategic investments and structured R&D collaborations, having significantly impacted the medical technology industry through his strategic leadership and visionary approach.

“We’re thrilled to welcome Chris as an independent member of the Orchestra BioMed Board of Directors, a role in which we expect he will provide invaluable guidance to help us more effectively execute our novel, partnership-enabled business model,” said David Hochman, Chairman, Chief Executive Officer and Founder of Orchestra BioMed. “We got to know Chris well over the last several years as he played a key role in shaping our strategic collaboration with Medtronic. With his extensive experience in global strategy, dealmaking, investing, and partnering, Chris brings knowledge and experience that is directly relevant to our strategy, technologies, and pathways to success. He shares our vision that risk-reward sharing partnerships can be a powerful tool for advancing high-impact medical device innovations like AVIM therapy and Virtue SAB and we are excited to work closely with him on our Board.”

Mr. Cleary commented, "I am excited to join the Orchestra BioMed Board of Directors and contribute to the Company’s bold mission of accelerating medical device innovation in cardiovascular disease through strategic partnerships. I believe their pioneering approach addresses key challenges limiting leading corporations’ abilities to deploy financial and operational resources to directly drive the development of promising high-impact device-based therapies. Orchestra BioMed’s collaboration with Medtronic for AVIM therapy, which I had the opportunity to help shape, is a great example of this business at work. I look forward to working with the experienced Board of Directors and entire Orchestra BioMed team to continue driving groundbreaking advancements in cardiovascular medicine like AVIM therapy, Virtue SAB and beyond.”

During his time as SVP of Corporate Development at Medtronic, Mr. Cleary facilitated over 35 acquisitions and multiple structured and venture investments and orchestrated the $6 billion sale of Covidien Group S.à.r.l 's medical supply assets to Cardinal Health Inc (NYSE: CAH). His strategic acumen and negotiation skills helped drive Medtronic’s growth and market expansion. Before joining Medtronic, Chris was the CEO of Alesia Capital Services, a management consulting firm for Fortune 500 companies, including Medtronic, Goldman Sachs, Ally, Macquarie Capital and Terex. He also led M&A teams within several businesses at GE Capital, closing acquisitions totaling more than $60 billion across 200+ transactions in the US, Canada, Europe, Asia and Latin America. Mr. Cleary also currently serves on the Board of Enterra Medical, Inc., and Pristine Surgical LLC. Mr. Cleary earned his B.A. in Biology from Colorado College.

After seven years of dedicated service on Orchestra BioMed’s Board of Directors, Eric A. Rose, M.D. will transition to Board Member Emeritus and Strategic Advisor to Orchestra BioMed. This new role will allow Dr. Rose to continue contributing his wealth of industry expertise, supporting key initiatives and long-term objectives. His leadership has been instrumental in helping shape the Company's growth and will remain a valuable asset in this advisory capacity.

About Orchestra BioMed

Orchestra BioMed (Nasdaq: OBIO) is a biomedical innovation company accelerating high-impact technologies to patients through risk-reward sharing partnerships with leading medical device companies. Orchestra BioMed’s partnership-enabled business model focuses on forging strategic collaborations with leading medical device companies to drive successful global commercialization of products it develops. Orchestra BioMed’s lead product candidate is atrioventricular interval modulation (AVIM) therapy for the treatment of hypertension, a significant risk factor for death worldwide. Orchestra BioMed is also developing the Virtue® Sirolimus AngioInfusion™ Balloon (SAB) for the treatment of atherosclerotic artery disease, the leading cause of mortality worldwide. Orchestra BioMed has a strategic collaboration with Medtronic, one of the largest medical device companies in the world, for development and commercialization of AVIM therapy for the treatment of hypertension in pacemaker-indicated patients, and a strategic partnership with Terumo, a global leader in medical technology, for development and commercialization of Virtue SAB for the treatment of artery disease. For further information about Orchestra BioMed, please visit www.orchestrabiomed.com, and follow us on LinkedIn.

References to Websites and Social Media Platforms

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About AVIM Therapy

AVIM therapy is an investigational therapy compatible with standard dual-chamber pacemakers designed to substantially and persistently lower blood pressure. It has been evaluated in pilot studies in patients with hypertension who are also indicated for a pacemaker. MODERATO II, a double-blind, randomized, pilot study, showed that patients treated with AVIM therapy experienced net reductions of 8.1 mmHg in 24-hour ambulatory systolic blood pressure (aSBP) and 12.3 mmHg in office systolic blood pressure (oSBP) at six months when compared to control patients. The BACKBEAT (BradycArdia paCemaKer with atrioventricular interval modulation for Blood prEssure treAtmenT) global pivotal study will further evaluate the safety and efficacy of AVIM therapy in lowering blood pressure in a similar target population of patients who have been indicated for, and recently implanted with, a dual-chamber cardiac pacemaker.

Forward-Looking Statements

Certain statements included in this press release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements relating to the potential efficacy, safety and commercial value of the Company’s commercial product candidates, the ability of the Company’s partnerships to accelerate clinical development, and the Company’s late-stage development programs and strategic partnerships. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of the Company’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on as a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from assumptions. Many actual events and circumstances are beyond the control of the Company. These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political, and legal conditions; risks related to regulatory approval of the Company’s product candidates and ongoing regulation of the Company’s product candidates, if approved; the timing of, and the Company’s ability to achieve, expected regulatory and business milestones; the impact of competitive products and product candidates; and the risk factors discussed under the heading “Item 1A. Risk Factors” in the Company’s annual report on Form 10-K for the year ended December 31, 2023, which was filed with the U.S. Securities and Exchange Commission on March 27, 2024, as updated by any risk factors disclosed under the heading “Item 1A. Risk Factors” in the Company’s subsequently filed quarterly reports on Form 10-Q.

The Company operates in a very competitive and rapidly changing environment. New risks emerge from time to time. Given these risks and uncertainties, the Company cautions against placing undue reliance on these forward-looking statements, which only speak as of the date of this press release. The Company does not plan and undertakes no obligation to update any of the forward-looking statements made herein, except as required by law.

Investor Contact

Silas Newcomb

Orchestra BioMed

(908) 723-4489

Snewcomb@orchestrabiomed.com

Media Contact

Kelsey Kirk-Ellis

Orchestra BioMed

(484) 682-4892

Kkirkellis@orchestrabiomed.com